Kronos Bio Reports Recent Business Progress and Second-Quarter 2022 Financial Results

Company continuing to enroll patients in both Phase 3 registrational AGILITY trial of entospletinib and Phase 1/2 KB-0742 trial; both programs remain on track

Preclinical data at EHA further support rationale to develop SYK inhibitors in genetically defined subsets of AML

$292.4 million in cash, cash equivalents and investments as of June 30, 2022, providing expected cash runway into Q4 2024

San Mateo, Calif., and Cambridge, Mass., August 4, 2022 (GLOBE NEWSWIRE) – Kronos Bio, Inc. (Nasdaq: KRON), a company dedicated to transforming the lives of those affected by cancer and other serious diseases, today reported recent business progress and second quarter 2022 financial results.

“We are continuing to execute across our clinical programs, with the registrational Phase 3 AGILITY study of our lead SYK inhibitor, entospletinib, under way in newly diagnosed patients with NPM1-mutated acute myeloid leukemia (AML),” said Norbert Bischofberger, Ph.D., president and chief executive officer of Kronos Bio. “We are also making progress with our CDK9 inhibitor, KB-0742, as we work toward identifying a recommended Phase 2 dose in the fourth quarter.”

Second Quarter and Recent Company Updates
•SYK Inhibitor Programs
◦The company continued to enroll patients in the Phase 3 AGILITY clinical trial of entospletinib, a selective inhibitor targeting spleen tyrosine kinase (SYK), in combination with standard of care anthracycline and cytarabine (7+3) chemotherapy in newly diagnosed NPM1-mutated AML. Data are anticipated in the second half of 2023 with a primary endpoint of measurable residual disease negative complete response.

◦Kronos Bio opened additional sites for its planned Phase 1b/2 clinical trial of lanraplenib, the company’s next generation SYK inhibitor, in combination with gilteritinib in patients with FLT3-mutated AML.

◦The company shared preclinical data that provide additional support for the biological rationale for the targeting of SYK in patients with genetically defined subsets of AML at the European Hematology Association congress in Vienna in two poster presentations. The first poster described the analysis of mutational and gene expression signatures from bone marrow and peripheral blood samples of patients with NPM1-mutated AML, suggesting that the NPM1 mutation, with or without co-mutation of FLT3, is a strong predictor of entospletinib anti-leukemic activity. That research was conducted as part of a collaboration with scientists at the Oregon Health & Science University.

A second poster described the company’s findings of synergistic activity of lanraplenib in combination with other targeted agents, including gilteritinib, in an NPM1-mutated/FLT3-mutated PDX model.

•KB-0742
◦Kronos Bio is continuing to enroll patients in the dose escalation stage of the Phase 1/2 study of KB-0742 in solid tumors. The company anticipates announcing the recommended Phase 2 dose in the fourth quarter of 2022.

•Corporate Update
◦Kronos Bio now believes the company has sufficient runway to fund operations into Q4 2024. This is as a result of ongoing financial prudence measures that have included prioritizing clinical programs to focus on entospletinib and KB-0742.

Second Quarter 2022 Financial Highlights

•Cash, Cash Equivalents and Investments: With its ongoing and currently planned clinical programs and $292.4 million in cash, cash equivalents and investments as of June 30, 2022, the company anticipates sufficient resources to fund its planned operations into the second half of 2024.

•R&D Expenses: Research and development expenses were $22.7 million for the second quarter of 2022, which includes non-cash stock-based compensation expense of $4.1 million.

•G&A Expenses: General and administrative expenses were $10.8 million for the second quarter of 2022, which includes non-cash stock-based compensation expense of $4.2 million.

•Net Loss: Net loss for the second quarter of 2022 was $32.9 million, or $0.59 per share, including non-cash stock-based compensation expense of $8.2 million.

About Kronos Bio, Inc.

Kronos Bio is an integrated discovery through late-stage clinical development biopharmaceutical company, focused on developing therapies that target the dysregulated transcription that causes cancer and other serious diseases. Kronos Bio’s lead investigational compound is entospletinib, an orally administered, selective inhibitor targeting spleen tyrosine kinase (SYK) in clinical development for the frontline treatment of NPM1-mutated acute myeloid leukemia (AML) in combination with intensive chemotherapy. The company is also developing KB-0742, an orally administered inhibitor of cyclin dependent kinase 9 (CDK9), in Phase 1/2 clinical development for the treatment of MYC-amplified or overexpressing solid tumors.
Kronos Bio is based in San Mateo, Calif., and has a research facility in Cambridge, Mass. For more information, visit www.kronosbio.com or follow the company on LinkedIn.

Forward-Looking Statements

Statements in this press release that are not statements of historical fact are forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The press release, in some cases, uses terms such as “anticipate,” “believe,” “plan,” “expect,” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements include statements regarding Kronos Bio’s intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: projections from preclinical data, poster presentations and company findings; the anticipated announcement of clinical data and the timing thereof; the anticipated timing for identifying and announcing a recommended Phase 2 dose for KB-0742; the anticipated sufficiency of the company’s resources to fund its planned operations into the fourth quarter of 2024; the company’s planned Phase 1b/2 clinical trial of lanraplenib; and other statements that are not historical fact. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, including, without limitation: whether Kronos Bio will be able to initiate, progress or complete the current and planned clinical trials of entospletinib, lanraplenib and KB-0742 on the timelines expected, if at all, including due to risks inherent in the clinical development of novel therapeutics; risks related to Kronos Bio’s limited experience as a company in conducting clinical trials; the risk that results of preclinical studies and early clinical trials are not necessarily predictive of future results; and risks associated with the sufficiency of Kronos Bio’s cash resources and need for additional capital. These and other risks are described in greater detail in Kronos Bio’s filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, as filed with the SEC on May 4, 2022, and the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, which is being filed with the SEC later today. Any forward-looking statements that are made in this press release speak only as of the date of this press release and are based on management’s assumptions and estimates as of such date. Except as required by law, Kronos Bio assumes no obligation to update the forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

Kronos Bio, Inc.
Condensed Statements of Operations and Comprehensive Loss
(in thousands, except share and per share amounts)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
Operating expenses:
Research and development	$22,706	$19,802	$47,142	$37,396
General and administrative	10,824	9,339	22,752	17,923
Total operating expenses	33,530	29,141	69,894	55,319
Loss from operations	(33,530)	(29,141)	(69,894)	(55,319)
Other income (expense), net:
Interest and other income, net	627	86	728	178
Total other income (expense), net	627	86	728	178
Net loss	(32,903)	(29,055)	(69,166)	(55,141)
Other comprehensive income (loss):
Net unrealized gain (loss) on available-for-sale securities	(491)	29	(622)	25
Net comprehensive loss	$(33,394)	$(29,026)	$(69,788)	$(55,116)
Net loss per share, basic and diluted	$(0.59)	$(0.53)	$(1.24)	$(1.01)
Weighted-average shares of common stock, basic and diluted	56,116,070	54,506,195	55,978,482	54,330,402

Kronos Bio, Inc.
Selected Balance Sheet Data
(in thousands, except share and per share amounts)
(Unaudited)

	June 30, 2022	December 31, 2021
Cash, cash equivalents and investments	$292,382	$339,509
Total assets	341,220	391,476
Total liabilities	48,977	46,379
Total stockholders’ equity	292,243	345,097

Contact:
Marni Kottle
Kronos Bio
415-218-7111
mkottle@kronosbio.com

Investors:
Claudia Styslinger
Argot Partners
212-600-1902
kronosbio@argotpartners.com

Media:
Sheryl Seapy
Real Chemistry
949-903-4750
sseapy@realchemistry.com